Exhibit 10.2

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2021, is by and between OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation (“Borrower”) and CITY NATIONAL BANK, a national banking association (“CNB”), as lender (in such capacity, together with its successors and assigns in such capacity, “Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

A. Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of June 9, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”).

B. Borrower has requested that Bank amend certain provisions of the Credit Agreement as set forth herein.

C. Bank is willing to agree to such requests, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 2.1 below, the Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions. This Amendment shall become effective upon satisfaction (or waiver) of the following conditions (in each case, in form and substance acceptable to Bank in its sole discretion):

(a) This Amendment. The execution and delivery of this Amendment duly executed by Borrower and Bank.

(b) No Default. No default or Event of Default under the Credit Agreement has occurred and is continuing or would be caused by the consummation of the transactions contemplated by this Amendment.

(c) Officer’s Certificate. Bank shall have received a certificate with respect to incumbency (to the extent of any changes since the Closing Date) and resolutions of Borrower, authorizing the execution and delivery of this Amendment.

(d) Expenses. Bank shall have received full payment of the fees and Bank Expenses then due in connection with the preparation, negotiation, execution, and delivery of this Amendment (including those payable pursuant to Section 2.4 of the Credit Agreement).

(e) Amendment Fee. Bank shall have received a commitment fee of $50,000 from Borrower, which commitment fee shall be fully-earned and non-refundable as of the date hereof.

(f) Representations and Warranties. The representations and warranties contained in Section 3.2 below shall be true and correct as of the date hereof.

ARTICLE III

MISCELLANEOUS

3.1 Amended Terms.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

(b) Except as specifically amended herein, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

3.2 Representations and Warranties of Borrower. Borrower represents and warrants to Bank as follows:

(a) Borrower has all requisite power and authority under applicable law and under its Charter Documents to execute, deliver and perform its obligations under this Amendment, and under the Credit Agreement as amended hereby;

(b) All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for it to execute, deliver and perform its obligations under this Amendment, and to perform its obligations under the Credit Agreement, as amended hereby, have been taken and/or received;

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(c) This Amendment and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligation of it enforceable against it in accordance with the terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the limitation of certain remedies by certain equitable principles of general applicability;

(d) The execution, delivery and performance of this Amendment, and the performance by Borrower of its obligations under the Credit Agreement, as amended hereby, will not violate or contravene (a) any provision of any federal, state, local or other law, rule, or regulation binding on it, (b) any order of any governmental authority, court, arbitration board, or tribunal binding on it or (c) result in or require the creation of any Lien upon or with respect to any of the Collateral;

(e) The representations and warranties contained in the Credit Agreement and the other Loan Documents are correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of this Amendment, before and after giving effect to the same, as though made on and as of such date (except to the extent they relate to an earlier date);

(f) After giving effect to this Amendment, no event has occurred and is continuing which constitutes an default or an Event of Default under the Credit Agreement; and

(g) The Credit Agreement continues to create a valid security interest in, and Lien upon, the Collateral, in favor of Bank, which security interests and Liens are perfected in accordance with the terms of the Credit Agreement and prior to all Liens other than Permitted Liens.

3.3 Reaffirmation of Obligations. The Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement (as amended hereby) and each other Loan Document applicable to it and (b) that it is responsible for the observance and full performance of their Obligations. The Borrower acknowledges receipt of a copy of the Amendment. The Borrower hereby consents to the Amendment and reaffirms any other Loan Documents to which it is a party and acknowledges that the execution and delivery of this Amendment shall have no effect on Borrower’ obligations under the Credit Agreement or such other Loan Documents, each of which remains the legal, valid and binding obligation of Borrower and are hereby reaffirmed.

3.4 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5 Further Assurances. The Borrower agrees to promptly take such action, upon the reasonable request of Bank, as is necessary to carry out the intent of this Amendment.

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3.6 Entirety. This Amendment, together with the annex hereto, and the other Loan Documents are intended by the parties hereto as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement with respect to the subject matter of this Amendment.

3.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission, e-mail or other electronic transmission (e.g. “pdf” or “tif”) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile, e-mail or other electronic transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

3.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF BORROWER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

3.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that Borrower may not assign or transfer any interest or rights hereunder without the prior written consent of Bank and any such prohibited assignment or transfer shall be absolutely void.

3.10 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Section 11 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation, as Borrower

By:	Oaktree Fund Advisors, LLC
Its:	Investment Advisor

By:	/s/ Matthew Stewart
Name: Matthew Stewart
Title: Senior Vice President

By:	/s/ Mary Gallegly
Name: Mary Gallegly
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

CITY NATIONAL BANK, a national banking association, as Bank

By:	/s/ Jennifer Velez
Name: Jennifer Velez
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

Exhibit A

(see attached)

Execution Version

Exhibit A to First Amendment

OAKTREE STRATEGIC INCOME II, INC.

AND

CITY NATIONAL BANK

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT dated as of June 9, 2020 is entered into by and between CITY NATIONAL BANK (“Bank”) and OAKTREE STRATEGIC INCOME II, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective definitions:

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Advance Request Date” means the date on which Borrower delivers to Bank a Loan Advance/Paydown Request Form in substantially the form of Exhibit B in connection with Borrower’s request for an Advance in accordance with Section 2.1(a).

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Applicable Law” means, with respect to any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Approved Dealer” means Markit Partners, Loan Pricing Corp. or any other nationally recognized loan pricing service or nationally recognized broker/dealer that is reasonably acceptable to Bank.

“Asset Coverage” means, as of any date of determination “asset coverage” (as understood under the Investment Company Act), as determined in accordance with the terms and requirements of the Investment Company Act, including Sections 6(f), 18 and 61(a)(1) thereof, and otherwise in accordance with GAAP.

“Bank Asset Coverage” means, as of any date of termination, the result of (i) the sum of (x) the Value of all Portfolio Investments in the name of Borrower and (y) the total amount of cash on deposit in the Collateral Accounts or any other account in the name of Borrower that is subject to a Control Agreement, in each case, excluding the direct proceeds of any Advances hereunder divided by (ii) the total Credit Extensions.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable documented attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Base Rate” means the greater of (a) the rate most recently publicly announced by Bank at its principal office in Los Angeles, California as its “Prime Rate” and (b) the LIBOR Rate plus 2.00%.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bonds” means any High Yield Securities.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, business operations or financial condition; and all computer programs, tape files, and the equipment containing such information.

“Borrowing Base” means at any time an amount equal to:

(i) ~~65 percent (65%) (or~~(x) 75 percent (75%) if three or more bid-side quotes are available, (y) 70 percent (70%) if two bid-side quotes are available or (z) 60 percent (60%) if only one bid-side quote is available~~)~~, as applicable, of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are First Lien Loans that are Broadly Syndicated Loans, plus

(ii) 45 percent (45%) (or 40 percent (40%) if only one bid-side quote is available) of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are First Lien Loans that are Broadly Syndicated Loans that are High Leverage Loans plus

(iii) 60 percent (60%) (or 55 percent (55%) if no bid-side quote is available) of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are First Lien Loans that are Middle Market Loans plus

(iv) ~~35 percent (35%) (or~~(x) 45 percent (45%) if three or more bid-side quotes are available, (y) 40 percent (40%) if two bid-side quotes are available or (z) 30 percent (30%) if only one bid-side quote is available~~)~~, as applicable, of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are Second Lien Loans that are Broadly Syndicated Loans plus

(v) 35 percent (35%) of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are Bonds plus

(vi) 40 percent (40%) of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are Unitranche Loans plus

(vii) 30 percent (30%) of the aggregate Value of the Eligible Portfolio Investments provided by Borrower in accordance with Section 6.3(d) that are Recurring Revenue Loans plus

(~~vi~~viii) the total amount of cash and value of cash equivalents on deposit in the Collateral Accounts or any other account in the name of Borrower that is subject to a Control Agreement, in each case, excluding the direct proceeds of any Advances hereunder;

provided that: (i) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Second Lien Loans shall not exceed 15% of the Borrowing Base, (ii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Bonds shall not exceed 15% of the Borrowing Base, (iii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are PIK Investments shall not exceed 5% of the Borrowing Base, (iv) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Second Lien Loans, Bonds and PIK Investments shall not exceed 25% of the Borrowing Base in the aggregate, (v) the advance rate applicable to that portion of the Value of the Eligible Portfolio Investments issued by a single portfolio company exceeding 10% of the aggregate Value of all Eligible Portfolio Investments included in the Borrowing Base (for the avoidance of doubt, the calculation of Value for purposes of this sub-clause shall be made without taking into account any advance rate), shall be 0%, (vi) the advance rate applicable to the aggregate Value of all Eligible Portfolio Investments in their entirety shall be 0% at any time when the Borrowing Base is composed entirely of Eligible Portfolio Investments issued by fewer than 15 Eligible Obligors in the aggregate ~~and~~, (vii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are not First Lien Loans that are Broadly Syndicated Loans or First Lien Loans that are Broadly Syndicated High Leverage Loans shall not exceed ~~50~~60% of the Borrowing Base in the aggregate, (viii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are not denominated in Dollars shall not exceed 7.5% of the Borrowing Base in the aggregate, (ix) the portion of the Borrowing Base attributable to Eligible Portfolio Investments in the “Hotels, Restaurants & Leisure” S&P industry classification group shall not exceed 10% of the Borrowing Base in the aggregate, (x) the portion of the Borrowing

Base attributable to Eligible Portfolio Investments in the “Oil, Gas & Consumable Fuels” S&P industry classification group shall not exceed 5% of the Borrowing Base in the aggregate, (xi) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Unitranche Loans shall not exceed 10% of the Borrowing Base in the aggregate and (xii) the portion of the Borrowing Base attributable to Eligible Portfolio Investments that are Recurring Revenue Loans shall not exceed 5% of the Borrowing Base in the aggregate.

For the avoidance of doubt, the portion of Borrowing Base attributable the calculation for the limits set forth in clauses (i) through (iv) and (vi) through (xii) shall be calculated based on the preliminary Borrowing Base as calculated prior to applying any of the concentration limits in the preceding paragraph (other than clause (v)) and the excess concentrations for clauses (i)-(iv) and (vi)-(xii) shall then be subtracted from the preliminary Borrowing Base to obtain the Borrowing Base.

“Borrowing Base Certificate” is a borrowing base certificate in form attached hereto as Exhibit C.

“Borrowing Base Portfolio Investments” means Eligible Portfolio Investments that are included in the Borrowing Base.

“Broadly Syndicated Loan” means, any First Lien Loan or Second Lien Loan (a)(i) that is a broadly syndicated commercial loan, (ii) that is not (and cannot by its terms become) subordinate in right of payment (excluding, for the avoidance of doubt, subordination of the applicable lien on the assets of any Obligor in the case of a Second Lien Loan) to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) that is secured by a pledge of collateral, which security interest is validly perfected and first or second priority, as applicable under Applicable Law (subject to Liens described in clause (c) of the definition of Permitted Liens), (iv) with respect to which Borrower determines in good faith that the value of the collateral securing such Loan (or the enterprise value of the underlying business) on or about the time of origination equals or exceeds the outstanding principal balance of such Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (v) in the case of a First Lien Loan, that has an Issue Size of $300,000,000 or greater and (vi) that has at least one bid-side quote provided by an Approved Dealer or is pari passu to a Loan issued by the same Obligor that has at least two bid-side quotes provided by an Approved Dealer or (b) that is otherwise approved by Bank in its sole discretion as a “Broadly Syndicated Loan”.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York or the New York Stock Exchange are authorized or required to close or any day on which dealings in U.S. dollar deposits are not carried on in the London interbank market.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) shall have acquired “beneficial ownership” (as defined under Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group acting in concert shall be deemed to have “beneficial ownership” of all securities that such person or persons have the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of stock or other equity interests or any interest convertible into any such interest in Borrower), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over Borrower or of over 50% or more of the voting power for the election of directors of Borrower, who did not have such power before such transaction.

“Charter Documents” means the Certificate of Incorporation with respect to Borrower any other governing charter document of a Person, and any other organizational, formation, or operational documents of a Person.

“Cash Pay” means a Portfolio Investment as to which, at the time of determination, not less than three-fourths of the interest (including accretions and “pay-in-kind” interest) for the current monthly, quarterly, semiannual or annual period (as applicable) is payable in cash; provided that (i) with respect to any Loan, such interest shall be payable no less frequently than quarterly and (ii) with respect to any Bond, such interest shall be payable no less frequently than semiannually.

“Closing Date” means the date of this Agreement.

“Code” means the New York Uniform Commercial Code.

“Collateral” is defined in Section 4.1(a).

“Collateral Account” is defined in Section 6.6(a).

“Compliance Certificate” means a certificate in substantially the form attached as Exhibit D.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” means any control agreement, in form and substance reasonably satisfactory to Bank, executed and delivered by Borrower, Bank and the applicable bank or securities intermediary, as applicable, with respect to a deposit account or securities account.

“Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“De Minimis Account” is defined in Section 6.6(b)(vi).

“Dollars” means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA” has the meaning set forth in the applicable Obligor’s loan or credit agreement relating to its Loan.

“Eligible Portfolio Investments” means Portfolio Investments, (i) that comply with all of Borrower’s representations and warranties to Bank set forth in Section 5.3, (ii) that are either First Lien Loans, Second Lien Loans, Middle Market Loans or Bonds and (iii) unless otherwise agreed to by Bank in writing, that satisfy each of the following conditions as of the date the corresponding Portfolio Investment is added to the Borrowing Base and at each other date of determination~~:~~; provided, however, if any Portfolio Investment ceases to be an Eligible Portfolio Investment for any reason it shall continue to be carried for a period of (i) ten (10) days for all First Lien Loans that are Broadly Syndicated Loans and all First Lien Loans that are Broadly Syndicated Loans that are High Leverage Loans or (ii) thirty (30) days for all other Portfolio Investments, in each case of (i) and (ii) at the same value such Portfolio Investment was carried at in the Borrowing Base immediately prior to it to ceasing to be an Eligible Portfolio Investment:

(a) such Portfolio Investment has been originated, purchased or otherwise acquired by Borrower in the ordinary course of business;

~~(b) such Portfolio Investment is denominated and payable in Dollars;~~

(b) ~~(c)~~ such Portfolio Investment is evidenced by a credit agreement or other underlying agreement containing an express promise to pay;

(c) ~~(d)~~ with respect to First Lien Loans that are Broadly Syndicated Loans, (i) such Loan has a Value that is greater than 80% of the par value thereof, (ii) such Loan has a Moody’s public rating and a public rating by S&P and such public ratings are higher than “Caa1” by Moody’s and higher than “CCC+” by S&P measured as of the date such Portfolio Investment is included in the Borrowing Base and (iii) such Loan contains a Net Total Leverage Ratio of less than 7.5x ~~as of December 31, 2019 or any other~~measured as of the end of the most recent Relevant Test Period ~~thereafter that provides a Net Total Leverage Ratio that is no higher~~

~~than the Net Total Leverage Ratio as of December 31, 2019~~; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” measured as of the end of the most recent Relevant Test Period or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(d) ~~(e)~~ with respect to First Lien Loans that are Broadly Syndicated Loans that are High Leverage Loans, such Loan (i) has a Value that is greater than 80% of the par value thereof and (ii) such Loan has a Moody’s public rating and a public rating by S&P and such public ratings are higher than “Caa1” by Moody’s and higher than “CCC+” by S&P measured as of the date such Portfolio Investment is included in the Borrowing Base; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” measured as of the end of the most recent Relevant Test Period or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(e) ~~(f)~~ with respect to Middle Market Loans, (i) such Loan has a Value that is greater than 80% of the par value thereof, (ii) such Loan contains (x) a Net Senior Leverage Ratio of less than 5.50x as of ~~December 31, 2019 or any other~~the Relevant Test Period ~~thereafter that provides a Net Senior Leverage Ratio that is no higher than the Net Senior Leverage Ratio as of December 31, 2019~~most recently ended prior to the date of such Portfolio Investment being included in the Borrowing Base, and (y) a Net Total Leverage Ratio of less than 7.0x as of ~~December 31, 2019 or any other~~the Relevant Test Period ~~thereafter that provides a Net Total Leverage Ratio that is no higher than the Net Total Leverage Ratio as of December 31, 2019 and~~most recently ended prior to the date of such Portfolio Investment being included in the Borrowing Base (iii) if rated, such Loan has a public rating from Moody’s that is higher than “Caa1” or from S&P that is higher than “CCC+” measured as of the end of the most recent Relevant Test Period most recently ended prior to the date of such Portfolio Investment being included in the Borrowing Base; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) if rated, such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” ~~or~~measured as of the end of the most recent Relevant Test Period, (iii) a Specified Obligor Event of Default has occurred with respect thereto or (iv) as of any Relevant Test Period ending on or after June 30, 2021, the Loan contains (x) a Net Senior Leverage Ratio of greater than 6.0x or (y) a Net Total Leverage Ratio of greater than 8.0x;

(f) ~~(g)~~ with respect to Second Lien Loans that are Broadly Syndicated Loans, (i) such Loan has a Value that is greater than 75% of the par value thereof, (ii) ~~such Loan~~(x) the applicable Obligor has a Moody’s public rating and a public rating by S&P and such public ratings are higher than “Caa1” by Moody’s and higher than “CCC+” by S&P ~~and (iii~~measured as of the date such Portfolio Investment is included in the Borrowing Base and (y) such Loan has a Moody’s public rating and a public rating by S&P and such public ratings are higher than “Caa3” by Moody’s and higher than “CCC-” by S&P measured as of the date such

Portfolio Investment is included in the Borrowing Base, (iii) such Loan has an Issue Size of at least $100,000,000 and (iv) such Loan contains a Net Total Leverage Ratio of less than 7.0x as of ~~December 31, 2019 or any other~~the Relevant Test Period ~~thereafter that provides a Net Total Leverage Ratio that is no higher than the Net Total Leverage Ratio as of December 31, 2019~~most recently ended prior to the date of such Portfolio Investment being included in the Borrowing Base; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 40% of the par value thereof, (ii) ~~such Loan~~the applicable Obligor has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” measured as of the end of the most recent Relevant Test Period or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(g) ~~(h)~~ with respect to any Bond, (i) such Bond has a Value that is greater than 80% of the par value thereof, (ii) such Bond has an Issue Size that is greater than $750,000,000 or is pari passu to a Loan or Bond issued by the same Obligor that has an Issue Size that is greater than $750,000,000 and (iii) such Bond has a Moody’s public rating and a public rating by S&P and such public ratings are equal to or higher than “Caa1” by Moody’s and higher than “CCC+” by S&P measured as of the date such Portfolio Investment is included in the Borrowing Base; provided that such Bond shall cease to be an Eligible Portfolio Investment at such time as (i) the Bond has a Value that is less than 40% of the par value thereof, (ii) such Bond has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” measured as of the end of the most recent Relevant Test Period or (iii) a Specified Obligor Event of Default has occurred with respect thereto;

(h) with respect to Unitranche Loans, (i) such Loan has a Value that is greater than 80% of the par value thereof and (ii) if rated, such Loan has a public rating from Moody’s that is higher than “Caa1” or from S&P that is higher than “CCC+” measured as of the date such Portfolio Investment is included in the Borrowing Base; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the Loan has a Value that is less than 60% of the par value thereof, (ii) if rated, such Loan has a Moody’s public rating that is lower than “Caa2” or a public rating by S&P that is lower than “CCC” measured as of the end of the most recent Relevant Test Period, (iii) a Specified Obligor Event of Default has occurred with respect thereto or (iv) as of any Relevant Test Period ending on or after June 30, 2021, the Loan contains a Net Total Leverage Ratio of greater than 8.0x;

(i) with respect to Recurring Revenue Loans, (i) the applicable Obligor has received equity commitments of no less than $500,000,000 and amounts funded thereunder shall comprise no less than 65% of the total capitalization thereof measured as of the date such Portfolio Investment is included in the Borrowing Base and (ii) the annual recurring revenue to debt ratio (calculated pursuant to the related underlying credit agreement) is not greater than 3.0x as of the date such Portfolio Investment is included in the Borrowing Base; provided that any such Loan shall cease to be an Eligible Portfolio Investment at such time as (i) the annual recurring revenue to debt ratio (calculated pursuant to the related underlying credit agreement) is greater than 3.5x or (ii) a Specified Obligor Event of Default has occurred with respect thereto;

(j) ~~(i)~~ such Portfolio Investment does not constitute a purpose credit advanced for the acquisition of margin stock;

(k) ~~(j)~~ such Portfolio Investment has been pledged to Bank as Collateral and Bank has a perfected security interest in such Portfolio Investment;

(l) ~~(k)~~ such Portfolio Investment is not a Portfolio Investment that, on or after the date such Portfolio Investment was added to the Borrowing Base, has been modified by Borrower in any of the following ways without Bank’s consent: (i) increasing the principal amount of the commitment, (ii) reducing ~~in~~ the rate of interest by more than 25%, (iii) waiving, deferring or extending any scheduled payment date of principal or interest (x) in the case of the 2020 fiscal year, for more than two (2) fiscal quarters during such fiscal year or (y) in the case any fiscal year thereafter, for a period greater than five (5) Business Days beyond any applicable grace period related thereto, (iv) extending the final maturity date or (v) releasing of any collateral securing such Portfolio Investment;

(m) ~~(l)~~ such Portfolio Investment does not provide the related Obligor with any right of rescission, set-off, counterclaim or defense, including the defense of usury;

(n) ~~(m)~~ such Portfolio Investment does not contain confidentiality restrictions that would prohibit Bank from accessing all necessary information with regards to such Portfolio Investment so long as Bank has agreed to maintain the confidentiality of such information and to comply with customary and market confidentiality obligations;

(o) ~~(n)~~ the Obligor with respect to such Portfolio Investment is an Eligible Obligor;

(p) ~~(o)~~ such Portfolio Investment does not contravene in any material respect any Applicable Law except to the extent that non-compliance with any Applicable Law would not reasonably be expected, in Bank’s commercially reasonable judgment, to result in a Material Adverse Effect on such Portfolio Investment;

(q) ~~(p)~~ such Portfolio Investment is eligible to be sold to Borrower and to have a security interest therein granted to Bank;

(r) ~~(q)~~ all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Portfolio Investment by Borrower have been duly obtained, effected or given and are in full force and effect;

(s) ~~(r)~~ such Portfolio Investment is not a charged-off loan and has not been placed on “non-accrual status” by Borrower in accordance with the internal accounting and valuation policies of Borrower in effect as of the Closing Date;

(t) ~~(s)~~ the maximum term to maturity of such Portfolio Investment shall not exceed 8 (eight) years from any Advance Request Date; and

(u) ~~(t)~~ such Portfolio Investment (i) is not an equity security and (ii) does not provide for the conversion or exchange into an equity security at any time on or after the date it is included as part of the Collateral.

“Eligible Obligor” means, as of the date the Portfolio Investment related to such Obligor is added to the Borrowing Base, any Obligor under a Portfolio Investment that:

(a) is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(b) is either a legal operating entity or holding company;

(c) has not entered into its respective Portfolio Investment primarily for personal, family or household purposes;

(d) is not a Governmental Authority;

(e) is not an Affiliate of Borrower or its officers, employees or agents (provided, that no person shall be deemed to be an Affiliate of Borrower solely by reason of control by a common financial sponsor);

(f) such Obligor is domiciled in the United States; provided that up to twenty-five percent (25%) of the aggregate outstanding balance of all Eligible Portfolio Investments may have Obligors that reside in Australia, France, Germany New Zealand, Luxembourg, the Netherlands, Canada or the United Kingdom; and

(g) is not a federal, state or local government entity or any department, agency, or instrumentality~~; and~~.

~~(h) with respect to which the applicable S&P industry classification group is not “Oil, Gas & Consumable Fuels” or “Hotels, Restaurants & Leisure”.~~

“Enhanced Reporting Event” means, as of any date of determination, the amount by which the then available Borrowing Base exceeds the aggregate amount of outstanding Obligations is less than $5,000,000.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“Event of Default” means any one or more of the events specified in Article 8.

“Excluded Account” means (i) that certain deposit account at Wells Fargo Bank, N.A. in the name of Borrower that was disclosed to Bank prior the Closing Date and (ii) each account in the name of Borrower established solely for the purpose of facilitating blocker entities and/or subsidiaries, in each case, which such account solely holds equity securities with respect thereto.

“Excluded Taxes” means any of the following taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, (b) U.S. federal withholding taxes imposed on amounts payable under this Agreement pursuant to a law in effect (i) on the date Bank changes its lending office except to the extent that, pursuant to Section 2.6, amounts with respect to taxes were payable to Bank immediately prior to such date, or (ii) on the date Bank acquired the applicable interest in the Loan Documents, (c) taxes attributable to Bank’s failure to comply with Section 2.6(e) and (d) any U.S. federal withholding taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the IRC, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implement such Sections of the IRC.

“First Lien Loan” means any Loan that is recorded as a “first lien loan” on Borrower’s Books.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“High Leverage Loan” means any Loan (i) the Obligor of which has a Net Total Leverage Ratio of greater than 7.5x as of ~~December 31, 2019 or any other~~the most recently available Relevant Test Period ~~thereafter that provides a Net Total Leverage Ratio that is no higher than the Net Total Leverage Ratio as of December 31, 2019~~ or (ii) for which a Net Total Leverage ratio is not otherwise available.

“High Yield Securities” means debt securities, in each case (a) issued by public or private issuers, (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the United States Securities Act of 1933, as amended (or any successor provision thereunder) and (c) that are not (i) cash equivalents or Loans or (ii) contractually subordinated in right of payment to other debt of the same Obligor.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding current accounts payable in the ordinary course of business), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Indemnified Liabilities” is defined in Section 12.2.

“Indemnified Taxes” means (a) taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” is defined in Section 12.2.

“Independent Valuation Provider” means any of Houlihan Capital Advisors, LLC, Duff & Phelps LLC, Murray, Devine and Company, Lincoln Advisors, Valuation Research Corporation, Alvarez & Marsal, Houlihan Lokey and Stout, or any other independent nationally recognized third-party appraisal firm selected by Bank, and reasonably acceptable to Borrower.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Internal Value” is defined in Section 6.9(a)(i).

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“IRS” means the U.S. Internal Revenue Service.

“Issue Size” means, with respect to any Portfolio Investment, the dollar value of the all committed Indebtedness of the applicable Obligor currently held or contemplated for purchase by Borrower; provided that any pari passu committed Indebtedness that is broadly syndicated with the same material terms and issued by the same Obligor pursuant to the same credit, loan agreement or equivalent underlying documentation may be included in the calculation of Issue Size in the reasonable determination of Borrower.

“IVP External Quoted Value” is defined in Section 6.9(a)(i).

“IVP Tested Assets” is defined in Section 6.9(a)(i).

“LIBOR Rate” means, for any day with respect to each Advance, the fluctuating rate of interest equal to the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which is approved by Bank), as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by Bank from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two

(2) Business Days prior to the date in question, for Dollar deposits with a one-month term, as adjusted from time to time in Bank’s commercially reasonable discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs; provided that if the LIBOR Rate is less than 0.25%, the LIBOR Rate shall be deemed to be 0.25% for all purposes of this Agreement.

~~Notwithstanding anything to the contrary in this Agreement, if Bank determines (which determination shall be conclusive absent manifest error) that:~~

~~(i) adequate and reasonable means do not exist for ascertaining any interest rate specified herein based on London Interbank Offered Rates (“LIBOR”), including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary (the date of such determination, the “LIBOR Suspension Date”); or~~

~~(ii) (b) the administrator of LIBOR or a governmental authority having jurisdiction over Bank has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining the interest rate of Advances (such specific date, the “Scheduled Unavailability Date”) (the events specified in the foregoing clauses (a) and (b), the “LIBOR Suspension Events”);~~

~~then, LIBOR shall be replaced hereunder with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated commercial credit facilities for such alternative benchmarks (any such proposed rate or such other rate as specified below, a “LIBOR Successor Rate”), with such replacement to be agreed to by Bank and Borrower as soon as reasonably practicable following the LIBOR Suspension Date or prior to the Scheduled Unavailability Date (as applicable) and effective along with the LIBOR Successor Rate changes (x) in the case of a LIBOR Suspension Date, at a time and date to be agreed by Bank and Borrower and (y) in the case of a Scheduled Unavailability Date, at 12:01 a.m. (New York time) on such Scheduled Unavailability Date (as applicable); provided however, that until a LIBOR Successor Rate has been agreed, in the case of a LIBOR Suspension Date, or, in the case of a Scheduled Unavailability Date, if no LIBOR Successor Rate has been agreed to by Bank and Borrower prior to such Scheduled Unavailability Date, then all principal outstanding hereunder on the LIBOR Suspension Date or the Scheduled Unavailability Date (as applicable) shall bear interest at either (i) for the period commencing on such LIBOR Suspension Date and/or Scheduled Unavailability Date, as applicable and ending forty-five (45) days thereafter, the “LIBOR Rate” most recently obtained pursuant to the terms hereof and (ii) at any time thereafter until a LIBOR Successor Rate is selected, the Base Rate; notwithstanding any other provision of this Agreement, any LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0.00 percent per annum).~~

(a)

Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Pacific time)) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to this Agreement or any other Loan Document, or further action or consent of the Borrower, so long as Bank has not received, by such time, written notice of objection to such Benchmark Replacement from the Borrower

(b)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower.

(c)

Notices; Standards for Decisions and Determinations. Bank will promptly notify the Borrower of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Bank pursuant to this definition, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this definition

(d)

Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Bank may modify this Agreement to remove any such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then Bank may modify this Agreement to reinstate such previously removed tenor.

(e)

Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for an Advance at the LIBOR Rate of, conversion to or continuation of any such Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Advances at the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f)	Certain Defined Terms. As used in this definition:

“ Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of any interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from this Agreement pursuant to clause (d) above.

“ Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) above.

“ Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by Bank for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement

Adjustment; (3) the sum of: (a) the alternate benchmark rate that has been selected by Bank as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Bank in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable interest period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Bank: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for any applicable interest period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for any applicable interest period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Bank for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Bank in its reasonable discretion.

“ Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“ Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, so long as Bank has not received, by 5:00 p.m. (Pacific time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, written notice of objection to such Early Opt-in Election from the Borrower.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the of such Benchmark (or such component) administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this definition and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this definition.

“ Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“ Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Bank decides that any such convention is not administratively feasible for Bank, then Bank may establish another convention in its reasonable discretion.

“ Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (1) a determination by Bank that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in the notice to the Borrower described in clause (2) below and are publicly available for review), and (2) the election by Bank to trigger a fallback from USD LIBOR and the provision by Bank of written notice of such election to the Borrower.

“Floor ” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“ ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by Bank in its reasonable discretion.

“ Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“ SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“ SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“ SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“ Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“ USD LIBOR” means the London interbank offered rate for U.S. dollars

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, Control Agreements, any note or notes executed by Borrower and any other agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Loan Supplement” is the form attached hereto as Schedule 1.

“Loans” means loan assets in Borrower’s loan portfolio.

“Material Adverse Effect” means a material adverse effect on (i) subject to the proviso herein, the business, operations or financial condition of Borrower, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral; provided, that a Material Adverse Effect solely under clause (i) above shall not include: (a) any event or condition resulting from or relating to changes or developments in the economy, financial markets or employment markets; (b) changes in political conditions, including any acts of war or terrorist activities; (c) effects of weather, meteorological or geological events; (d) changes in general national, regional or local economic or financial conditions unless any such impacts the parties to this Agreement in a disproportionate manner relative to other similar companies operating in the United States; (e) effects of international, national, regional or local epidemics or pandemics (including from COVID-19) or (f) any change, financial or otherwise, to the business, affairs or operations of Bank or any of its affiliates.

“Middle Market Loan” means a Loan that is not a Broadly Syndicated Loan.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Net Assets” has the meaning set forth in Borrower’s consolidated balance sheet reflected in Borrower’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filings as filed with the SEC.

“Net Senior Leverage Ratio” with respect to any Loan, the Senior Debt to EBITDA ratio minus unrestricted cash of the applicable Obligor as of such date.

“Net Total Leverage Ratio” with respect to any Loan, the Total Debt to EBITDA ratio minus unrestricted cash of the applicable Obligor as of such date.

“Obligations” means all debt, principal, interest, Bank Expenses, Indemnified Liabilities and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Obligor” means, with respect to any Portfolio Investment, any Person or Persons obligated to make payments pursuant to or with respect to such Portfolio Investment, including any guarantor thereof.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.6(f)).

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b) trade payables incurred in the ordinary course of Borrower’s business;

(c) Indebtedness existing on the Closing Date and disclosed in the Schedule and the extension, renewal or refinancing of such Indebtedness, provided that the principal amount of any such Indebtedness being extended, renewed or refinanced does not increase; and

(d) other unsecured Indebtedness in an aggregate amount not to exceed $5,000,000 at any time.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America whose obligations are expressly backed by the full faith and credit of the United States of America;

(c) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance;

(d) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-3 or P-3 from either S&P or Moody’s, respectively;

(e) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

(f) money market accounts; and

(g) Investments to the extent not prohibited by the Charter Documents.

“Permitted Liens” means the following:

(a) Liens existing on the date hereof and listed on the Schedule;

(b) Liens granted in favor of Bank; and

(c) (i) materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith, (ii) purchase money security interests in certain items of equipment, (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves (to the extent required by GAAP), (iv) other customary Liens permitted with respect thereto consistent with Borrower’s internal accounting and valuation policies of Borrower in effect as of the Closing Date, and (v) with respect to any property or other assets of an Obligor designated as collateral to secure repayment of any Portfolio Investment, Liens permitted by the applicable loan agreement, credit agreement or other equivalent underlying documentation with respect to such Portfolio Investment.

“Portfolio Investments” means Loans and other debt investments of Borrower; provided that Portfolio Investments shall not include any equity interests (including any ownership interest) in any special purpose entity owned by Borrower formed for the purpose of holding equity securities.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“PIK Investments” means a Portfolio Investment that provides that any portion of the interest accrued for a specified period of time or until the maturity thereof is, or at the option of the obligor may be, added to the principal balance of such obligation or is otherwise deferred and accrued rather than being paid in cash and is not Cash Pay.

“ Recurring Revenue Loan” means any First Lien Loan structured as a recurring revenue loan in a subscription business that (i) does not include a financial covenant based on debt to EBITDA, debt to EBIT or a similar multiple of debt to operating cash flow, (ii) is not a covenant-lite loan and (iii) is designated as a Recurring Revenue Loan by the Borrower at the time such Recurring Revenue Loan is first included in the Borrowing Base.

“Relevant Test Period” means with respect to any Loan, the relevant test period for the calculation of Net Total Leverage Ratio, as applicable, for such Loan in accordance with the related underlying credit agreement, or, if no such period is provided for therein, (i) for Obligors delivering monthly financial statements, each period of the last 12 consecutive reported calendar months, and (ii) for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that with respect to any Loan for which the relevant test period is not provided for in the related underlying credit agreement, if an Obligor is a newly-formed entity as to which 12 consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last 12 consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Required Portfolio Investment Documents” means the following:

(a) a copy of each transfer document or instrument relating to such Portfolio Investment evidencing the assignment of such Portfolio Investment to Borrower, if any;

(b) an undated transfer or assignment document or instrument relating to such Portfolio Investment, signed by Borrower, as assignor, but not dated and not specifying an assignee;

(c) a copy of the promissory note and loan or credit agreement or other equivalent underlying documentation relating to such Portfolio Investment; and

(d) such other documents in connection with such Portfolio Investment as Bank reasonably requests and that is available to Borrower without undue hardship.

“Responsible Officer” means, with respect to any Person, any duly authorized officer or director of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of Borrower now or hereafter outstanding.

“Revolving Facility” means the facility hereunder pursuant to which Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

“Revolving Line” means aggregate Credit Extensions of up to ~~Fifty~~Sixty Million Dollars ($~~50,000,000~~60,000,000 ).

“Revolving Maturity Date” means the date three (3) years after the Closing Date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Loan” means any Loan that is valued as a “second lien loan” on Borrower’s Books in accordance with the internal accounting and valuation policies of Borrower in effect as of the Closing Date.

“Senior Debt” has the meaning set forth in the applicable Obligor’s loan or credit agreement relating to its Loan that has been delivered to Bank pursuant to the terms hereof.

“Specified Obligor Event of Default” means an event of default has occurred and is continuing with respect to (i) the required principal or interest payments (in the case of interest payments, after giving effect to any applicable cure period and/or extensions granted with respect thereto and permitted by the terms of this Agreement) or (ii) any insolvency, bankruptcy or reorganization of the applicable Obligor after giving effect to any applicable cure period.

“Spread” means ~~3.00~~2.50% per annum.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank in Bank’s reasonable discretion (and identified as being such by Borrower and Bank).

“Total Debt” has the meaning set forth in the applicable Obligor’s loan or credit agreement relating to its Loan that has been delivered to Bank pursuant to the terms hereof.

“Unitranche Loan” means any senior secured Loan the Obligor of which has a Net Total Leverage Ratio that is higher than 5.50x and less than or equal to 6.50x as of the Relevant Test Period most recently ended prior to the date of such Loan being included in the Borrowing Base and that is recorded as a “unitranche loan” on Borrower’s Books.

“Unquoted Investments” is defined in Section 6.9(a)(i).

“Valuation Testing Date” is defined in Section 6.9(a)(i).

“Value” means, with respect to any Eligible Portfolio Investment, the value thereof determined for purposes of this Agreement in accordance with Section 6.9(a)(i).

1.2 Rules of Construction.

(a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto, if applicable.

(b) Defined terms may be used in the singular or the plural, as the context requires.

(c) All reference to any time means New York, New York time (unless expressly specified otherwise).

(d) References herein to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like in and to this Agreement unless otherwise expressly provided.

(e) References herein to any document, instrument, or agreement (i) shall include all exhibits, schedules, and other attachments thereto, (ii) shall include all documents, instruments, or agreements issued or executed in replacement thereof, to the extent permitted hereby or thereby, and (iii) shall mean such document, instrument, or agreement, or replacement thereof, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby or thereby and in effect at any given time.

(f) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

(g) Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

(h) All capitalized terms used herein with reference to the Collateral and defined in the Uniform Commercial Code (“UCC”) as adopted in the applicable jurisdiction from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

(i) With respect to any Person, the terms “knowledge” or “actual knowledge” shall mean such knowledge as such Person has or should have after conducting commercially reasonable due inquiry.

(j) References to any Person include that Person’s heirs, personal representatives, successors, trustees, receivers, and permitted assigns.

(k) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions

(a) Revolving Line. Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base. Amounts borrowed pursuant to this Section may be repaid and reborrowed at any time prior to the Revolving Maturity Date. Whenever Borrower desires an Advance, Borrower will, (1) by no later than 2:00 pm on the Business Day that the Advance is to be made, (a) notify Bank by electronic mail, facsimile transmission or telephone and (b) deliver to Bank a Loan Advance/Paydown Request Form in substantially the form of Exhibit B and (2) by no later than three (3) Business Days prior to the Business Day on which the Advance is to be made, deliver to Bank a Loan Supplement and Borrowing Base Certificate. Bank is authorized to make Advances under this Agreement, based upon written instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s reasonable discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person listed herein as a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(a) to the Collateral Account designated by Borrower in the Loan Advance/Paydown Request Form. Borrower shall use the proceeds of each Advance to finance the working capital of Borrower.

2.2 Interest Rates, Payments, and Calculations.

(a) Interest Rate. Except as set forth in Section 2.2(b), Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate of interest equal to the LIBOR Rate plus the Spread.

(b) Late Fee; Default Rate. If any payment is not made within ten (10) Business Days after the date such payment is due, Bank shall notify Borrower. If Borrower has not made such payment within two (2) Business Days after receiving notice, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5.00%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under Applicable Law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two (2.00) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c) Payments; Prepayments.

(i) Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder in accordance with the terms herein. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof. Interest hereunder shall be due and payable on the last calendar day of each month during the term hereof. Bank may, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts and Bank shall provide Borrower prompt notice of any such charge. Only if Borrower’s deposit accounts lack sufficient funds to pay such amounts when due, Bank shall charge such amounts against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. Failure of Bank to draw interest, Bank Expenses, and Periodic Payments from Borrower’s deposit accounts in a timely manner shall not cause additional interest or penalties to accrue. Notwithstanding anything to the contrary in this Agreement, on the Revolving Maturity Date, all Advances under this Section shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

(ii) In the event that the amount of total Credit Extensions exceeds the Revolving Line, promptly (but in no event later than five (5) days) Borrower shall prepay Advances in such amounts as shall be necessary so that the amount of total Credit Extensions does not exceed the Revolving Line.

(iii) In the event that at any time the amount of total Credit Extensions exceeds the Borrowing Base (a “Borrowing Base Deficiency”), promptly (but in no event later than fifteen (15) days), Borrower shall prepay the Advances and/or deposit cash into a Collateral Account so that any such deficiency is promptly cured.

(d) Computation. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year (or a 365-day year or 366-day year, as the case may be, for Base Rate Advances) for the actual number of days elapsed.

2.3 Crediting Payments. Prior to the occurrence and continuance of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:00 p.m. shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4 Fees. Borrower shall pay to Bank the following:

(a) Revolving Facility Fee. A fully earned and non-refundable facility fee equal to Five Hundred Thousand Dollars ($500,000), which fee shall be due and payable in installments of (i) Two Hundred Fifty Thousand Dollars ($250,000) on the Closing Date and (ii) Two Hundred Fifty Thousand Dollars ($250,000), on December 9, 2020;

(b) Bank Expenses. On the Closing Date, an amount equal to all Bank Expenses reasonably incurred and documented through the Closing Date. After the Closing Date, Borrower shall pay Bank all reasonably incurred and documented Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they become due.

(c) Commitment Fee. If on any anniversary of the Closing Date, the average daily Revolving Line utilization is less than $25,000,000 for the prior 365-day period, Borrower shall pay Bank a commitment fee on such date which shall accrue at 0.50% per annum on the average daily unused amount of the Revolving Line for such period. Accrued commitment fees shall be payable in arrears on each annual anniversary of the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.5 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately upon the occurrence and during the continuance of an Event of Default with notice to Borrower; provided that no such notice shall be required upon the occurrence and during the continuance of an Event of Default under Section 8.5.

2.6 Taxes.

(a) Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Bank timely reimburse it for the payment of, any Other Taxes.

(c) Borrower shall indemnify Bank, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Bank or required to be withheld or deducted from a payment to Bank, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.

(d) Bank shall deliver to Borrower upon execution of this Agreement and at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit payments under the Loan Documents to be made without withholding or at a reduced rate of withholding (including, without limitation, a duly executed IRS Form W-9 or applicable IRS Form W-8 (together with all appropriate attachments) (or applicable successor form)). In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether Bank is subject to backup withholding or information reporting requirements. Bank agrees that, if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower of its legal inability to do so. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than an IRS Form W-9 or IRS Form W-8 (or applicable successor forms)) shall not be required to the extent Bank is not legally entitled to do so, or if in Bank’s reasonable judgment such completion, execution or submission would subject Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Bank.

(e) If Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(f) If Bank requests compensation under this Section 2.6, or requires Borrower to pay any Indemnified Taxes or additional amounts to Bank or any Governmental Authority for the account of Bank pursuant to this Section 2.6, then Bank shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.6, in the future, and (ii) would not subject Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Bank in connection with any such designation or assignment.

(g) As soon as practicable after any payment of taxes by Borrower to a Governmental Authority pursuant to this Section 2.6, Borrower shall deliver to Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(h) Each party’s obligations under this Section 2.6 shall survive any assignment of rights by, or the replacement of, Bank, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3. CONDITIONS OF ADVANCES.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) a certificate with respect to incumbency and resolutions of Borrower, authorizing the execution and delivery of this Agreement;

(c) a UCC-1 Financing Statement reflecting Borrower as debtor and Bank as secured party;

(d) the Charter Documents of Borrower;

(e) a good standing certificate from the applicable Governmental Authority of Borrower’s jurisdiction of organization or formation, dated a recent date prior to the Closing Date;

(f) current Secretary of State reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(g) a legal opinion from Milbank LLP, counsel to Borrower;

(h) a Beneficial Ownership Certification with respect to Borrower at least two (2) Business Days prior to the Closing Date;

(i) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

(j) for at least five (5) Borrowing Base Portfolio Investments selected by Bank, each of the Required Portfolio Investment Documents with respect thereto; and

(k) such other documents, instruments, certificates and information as Bank may reasonably request.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) receipt by Bank of (i) a Loan Advance/Paydown Request Form and Loan Supplement in accordance with Section 2.1(a) and (ii) a Borrowing Base Certificate signed by a Responsible Officer;

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) on and as of the date of such Loan Advance/Paydown Request Form and Loan Supplement and on the effective date of each Credit Extension as though made at and as of each such date,

(c) no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension;

(d) no event shall have occurred or shall be pending or overtly threatened in writing that would reasonably be expected to have a Material Adverse Effect upon the ability of Borrower to meet its obligations under this Agreement; and

(e) solely in the case of the initial Advance occurring on our around the Closing Date and any Advance thereafter prior to the date that Borrower has complied with Section 6.6(b)(v), such Advance(s) shall not exceed $10,000,000 in the aggregate at any time.

The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b), (c) and (d).

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of all Borrower’s Obligations to Bank under this Agreement and the other Loan Documents (collectively, the “Secured Obligations”), Borrower hereby pledges to Bank and grants a continuing security interest in favor of Bank in all of Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all Portfolio Investments, accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts (excluding any Excluded Accounts), securities accounts, cash, cash equivalents, letter-of-credit rights, investment property, equipment, goods and all proceeds and products of the foregoing (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, including, without limitation, those set forth on Exhibit A hereto as of the date hereof, (2) all of Borrower’s interests in each Collateral Account and each other account of Borrower that is subject to a Control Agreement and, in each case, all investments, obligations, cash, cash equivalents, financial assets and other property from time to time credited thereto, (3) all underlying documentation relating to Portfolio Investments and all rights related to each such agreement and, Borrower and (4) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

4.2 Perfection of Security Interest. Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) specifically describe the Collateral hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Bank, at the reasonable request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Borrower from time to time may deposit with Bank specific cash collateral to secure specific Obligations; Borrower authorizes Bank to hold such specific balances in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the specific Obligations are outstanding.

4.3 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the reasonable request of Bank, all Negotiable Collateral and all other documents that Bank may reasonably request, including, without limitation, Control Agreements, in each case in form reasonably satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.4 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice to Borrower (provided, that upon the occurrence and during the continuance of an Event of Default, no such notice shall be required to be given by Bank), one time per calendar year during usual business hours (provided, that upon the occurrence and during the continuance of an Event of Default, no such limit shall apply to the number of inspection visits that may be made by Bank in any calendar year), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral, in each case, at Borrower’s expense; provided that, except upon the occurrence and during the continuance of an Event of Default, Borrower shall not be required to pay expenses pursuant to this Section 4.4 exceeding Five Thousand Dollars ($5,000) (provided, that upon the occurrence and during the continuance of an Event of Default, no such cap shall apply).

5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower is an entity, duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents and the request for each Advance hereunder are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Charter Documents, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default of any payment obligation and no event of default has occurred and is continuing under any material agreement to which it is a party or by which it is bound.

5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, except for Permitted Liens, adverse claims, and restrictions on transfer or pledge. All Collateral is located solely with Borrower or in the Collateral Account.

5.4 No Prior Encumbrances. Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.5 Charter Documents. The Charter Documents are in full force and effect in the form presented to Bank as of the Closing Date.

5.6 Name; Location of Chief Executive Office. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

5.8 No Material Adverse Change in Financial Statements. All financial statements related to Borrower that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements or any other interim financial information submitted to Bank.

5.9 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.10 Regulatory Compliance. Borrower is not required to register as an “investment company” under the Investment Company Act. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has not violated any statutes, laws, ordinances or rules applicable to it except as would not have a Material Adverse Effect on Borrower.

5.11 Taxes. To the best of its knowledge and belief, Borrower has filed or caused to be filed all U.S. federal and state income tax returns and all other material tax returns required to be filed, and has paid all taxes reflected therein as due and payable, and all other material taxes imposed on Borrower or its properties, except taxes that are being contested in good faith by appropriate proceedings and are adequately reserved against (to the extent required by GAAP) by Borrower. Borrower files its own income tax returns as a stand-alone corporation and is not included in any combined, consolidated or unitary group, and Borrower is not a party to any tax sharing or similar agreement.

5.12 Subsidiaries. Borrower owns no stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.13 Government Consents. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of Borrower’s business as currently conducted, the failure to obtain which could have a Material Adverse Effect.

5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any materially untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading as of the date of such statements.

5.15 Beneficial Ownership Regulations. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.16 Collateral Account. As of the Closing Date, the Collateral Account held at the Bank of New York Mellon is the only securities account in the name of Borrower and there is no deposit account in the name of Borrower, in each case other than any Excluded Account or De Minimis Account.

6. AFFIRMATIVE COVENANTS.

Borrower shall do all of the following:

6.1 Good Standing. Borrower shall maintain its existence in its jurisdiction of organization and maintain qualification and good standing in each jurisdiction in which it is required to do so. Borrower shall maintain in force all licenses, approvals and agreements necessary for the conduct of its business as currently conducted.

6.2 Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect. Notwithstanding the foregoing, Borrower shall comply with all SEC reporting requirements applicable to it.

6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank:

(a) as soon as available, but in any case (i)(x) on the fifteenth (15th) day of each calendar month to the extent no Enhanced Reporting Event has occurred and (y) to the extent an Enhanced Reporting Event has occurred, on each Friday of each calendar week (in each case, or such other day as Bank may agree in its sole discretion) and (ii) with each request for an Advance in accordance with Section 2.1(a), a Borrowing Base Certificate signed by a Responsible Officer;

(b) as soon as available, but in any case within forty-five (45) days after the end of each month, a borrower servicer report, in form and substance satisfactory to Bank, signed by a Responsible Officer;

(c) concurrently with delivery of the Quarterly Report pursuant to Section 6.3(f), a Compliance Certificate signed by a Responsible Officer;

(d) as soon as available, but in any case within sixty (60) days after the end of each fiscal quarter, other than the quarter ending September 30, and commencing with the quarter ending September 30, 2020, and within one hundred twenty (120) days after the end of the quarter ending September 30, an internally prepared quarterly portfolio review package with respect to the Borrowing Base Portfolio Investments, in form and substance satisfactory to Bank, reflecting, among other things, the Value of such Portfolio Investments in accordance with Section 6.9;

(e) immediately upon the occurrence thereof, notice to Bank of any material changes to Borrower’s credit policy or risk rating system, or of any risk rating changes within Borrower’s portfolio as reflected in servicer reports of Borrower as could reasonably be expected to have a Material Adverse Effect;

(f) as soon as available, but in any case within (i) sixty (60) days after the last day of each fiscal quarter, the Quarterly Report on Form 10-Q as filed with the SEC and (ii) one hundred twenty (120) days after the last day of each fiscal year, the Annual Report on Form 10-K filings as filed with the SEC; provided that, any such Form publicly available on EDGAR shall be deemed delivered to Bank without any further action taken by Borrower provided that Borrower provides Bank notice of the availability of such Forms on EDGAR;

(g) notwithstanding any of the foregoing, if applicable, copies of all statements, reports and notices sent or made available generally on EDGAR shall be deemed delivered to Bank without any further action taken by Borrower but subject to any notice required under Section 6.3(f);

(h) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower that would reasonably be expected to have a Material Adverse Effect;

(i)	promptly upon the occurrence of an Event of Default, all original Required Portfolio Investment Documents; and

(j) such other financial information as Bank may reasonably request from time to time and, except upon the occurrence and during the continuation of an Event of Default, without undue burden or expense to Borrower.

6.4 Charter Documents. Borrower shall cause its Charter Documents to remain in full force and effect in the form presented to Bank on the Closing Date, except for amendments that do not materially and adversely affect the right or ability to satisfy Borrower’s Obligations under this Agreement.

6.5 Taxes. Borrower shall make due and timely payment of all material federal, state, and local taxes (including withholding taxes), assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment thereof; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is adequately reserved against (to the extent required by GAAP) by Borrower.

6.6 Bank Accounts.

(a) Collections. Borrower shall at all times maintain a securities account and/or deposit account (or accounts) into which all principal, interest and fees with respect to Portfolio Investments will be deposited in accordance with clause (b)(i), below, which shall at all times be subject to a Control Agreement (each, a “Collateral Account” and collectively, the “Collateral Accounts”).

(b) Collateral Accounts.

(i) Borrower shall direct each Obligor under the Portfolio Investments (and each depository institution where payments with respect to the Portfolio Investments are on deposit) to remit payments with respect to the Portfolio Investments to the Collateral Accounts. It will be considered an Event of Default if Borrower fails to direct each Obligor under the Portfolio Investments (and each depository institution where payments with respect to the Portfolio Investments are on deposit) to remit payments with respect to the Portfolio Investments to the Collateral Accounts.

(ii) In the event Borrower receives any payment on account of any Portfolio Investment directly from any Obligor, Borrower shall, within one (1) Business Day after receipt of such payment, remit such payments directly to a Collateral Account.

(iii) Upon the occurrence and during the continuance of an Event of Default, Bank may direct the applicable bank to liquidate each Collateral Account and any other account of Borrower that is subject to a Control Agreement and remit the proceeds thereof to Bank for application to the Obligations.

(iv) If an Event of Default has occurred and is continuing or a Borrowing Base Deficiency has occurred and is continuing, Borrower will not transfer any funds in any Collateral Account or any other account of Borrower that is subject to a Control Agreement to any other deposit account or securities account or otherwise dispose of any such funds without Bank’s prior written consent, other than payments made to Bank to pay or prepay the Obligations.

(v) Borrower shall execute and deliver a Control Agreement with respect to each Collateral Account in existence on the Closing Date within thirty (30) days thereof.

(vi) To the extent Borrower opens a deposit account or securities account after the Closing Date that is not (1) an Excluded Account or (2) an account with an average daily balance of less than $10,000 individually or $50,000 in the aggregate for all such accounts (each, a “De Minimis Account” and collectively, the “De Minimis Accounts”), Borrower, the depository institution, and Bank shall execute and deliver a Control Agreement with respect thereto within thirty (30) days thereof. For the avoidance of doubt, while the Obligations are outstanding Borrower shall not transfer any cash or other assets held in a Collateral Account to any such other account until such time as a Control Agreement is in effect.

6.7 Financial Covenants. Borrower shall at all times maintain the following financial covenants and ratios:

(a) Minimum Net Assets. Net Assets of not less than one hundred twenty-five million dollars ($125,000,000), tested as of the end of each fiscal quarter of Borrower.

(b) Minimum Asset Coverage. Asset Coverage equal to or greater than one hundred fifty percent (150%), tested as of the end of each fiscal quarter of Borrower.

(c) Minimum Bank Asset Coverage. Bank Asset Coverage equal to or greater than two hundred twenty-five percent (225%), tested as of the end of each fiscal quarter of Borrower; provided that if Borrower transfers an amount greater than or equal to Ten Million Dollars ($10,000,000) in cash or other Collateral (including, for the avoidance of doubt, Portfolio Investments) to its subsidiary then Borrower shall deliver a Compliance Certificate to Bank contemporaneous with such transfer evidencing compliance with the minimum Bank Asset Coverage set forth in this clause (c).

6.8 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

6.9 Portfolio Valuation and Diversification Etc.

(a) Portfolio Valuation, Etc.

(i) Determination of Values. Borrower will conduct reviews of the value to be assigned to each of its Eligible Portfolio Investments as follows:

(A) Quoted Investments External Review. With respect to Eligible Portfolio Investments traded in an active and orderly market for which market quotations are readily available (“Quoted Investment”), Borrower shall, not less frequently than once each calendar week, determine the market value of such Quoted Investments that are included in the Borrowing Base, which shall, in each case, be determined in accordance with one of the following methodologies as selected by Borrower (each such value, an “External Quoted Value”):

(w) in the case of public and 144A securities, the average of the most recent bid prices as determined by at least two Approved Dealers selected by Borrower with respect to such public and 144A securities or if only one bid price is available, such bid price,

(x) in the case of Broadly Syndicated Loans, the average of the most recent bid prices as determined by at least two Approved Dealers selected by Borrower or if only one bid price is available, such bid price,

(y) in the case of any Quoted Investment traded on an exchange, the closing price for such Eligible Portfolio Investment most recently posted on such exchange; and

(z) solely to the extent clause (x) hereto does not apply, in the case of any other Quoted Investment, the fair market value thereof as determined by an Approved Dealer.

(B) Unquoted Investments External Review. With respect to Eligible Portfolio Investments that are included in the Borrowing Base for which market quotations are not readily available, including any Middle Market Loans (“Unquoted Investments”):

(x) No less frequently than quarterly (each a “Valuation Testing Date”), Borrower shall test the values as of such Valuation Testing Date of Unquoted Investments (such selected assets, the “IVP Tested Assets” and such value, the “IVP External Unquoted Value”); provided, that the fair value of such Portfolio Investments tested by the Independent Valuation Provider as of any IVP Testing Date shall be at least (1) 25% of the aggregate value of the Eligible Portfolio Investments included in the Borrowing Base and (2) with respect to any year-end Valuation Testing Date, 100% of the aggregate value of the Eligible Portfolio Investments included in the Borrowing Base as of such Valuation Testing Date for the prior four-fiscal quarter period (in each case, the determination of fair value for such percentage thresholds shall be based off of the last determination of value of the Portfolio Investments pursuant to this Section 6.9). Borrower shall promptly provide to Bank copies of all reports prepared pursuant to this Section 6.9(a)(i)(B) by the Independent Valuation Provider.

(y) To the extent clause (x) above doesn’t apply, the lowest of (1) the Internal Value of such Unquoted Investment as determined by Borrower pursuant to 6.9(a)(ii)(C) and (2) the cost of such Unquoted Investment until such time as the IVP External Unquoted Value of such Unquoted Investment is determined in accordance with clause (x) above (“Borrower Tested Assets”).

For the avoidance of doubt, Unquoted Investments that are part of the Collateral but not included in the Borrowing Base shall not be subject to testing under this Section 6.9(a)(i)(B).

(C) Internal Review. Borrower shall conduct internal reviews to determine the value of all Eligible Portfolio Investments and shall conduct internal reviews with respect to the Eligible Portfolio Investments at least quarterly for the purpose of reviewing and discussing Borrower’s asset portfolio (including any known material changes to the performance or value of any Portfolio Investment to the extent Borrower determines that the value of any such Portfolio Investment should be updated) (each such value established pursuant to this clause (C), an “Internal Value”).

(D) Value of Quoted Investments. The “Value” of each Quoted Investment for all purposes of this Agreement shall be the lower of (x) the Internal Value of such Quoted Investment as most recently determined by Borrower pursuant to Section 6.9(a)(i)(C) and (y) the External Quoted Value of such Quoted Investment as most recently determined pursuant to Section 6.9(a)(i)(A).

(E) Value of Unquoted Investments. If the Internal Value of any Unquoted Investment as most recently determined by Borrower pursuant to Section 6.9(a)(i)(C) falls above the midpoint of the range of the IVP External Unquoted Value of such Unquoted Investment as most recently determined pursuant to Section 6.9(a)(i)(B), then the “Value” of such Unquoted Investment for all purposes of this Agreement shall be deemed to be the midpoint of the range of the IVP External Unquoted Value; except that if an Unquoted Investment is acquired during a fiscal quarter, the “Value” of such Unquoted Investment shall be deemed to be equal to the lowest of (x) the Internal Value of such Unquoted Investment as determined by Borrower pursuant to 6.9(a)(ii)(C) and (y) the cost of such Unquoted Investment until such time as the IVP External Unquoted Value of such Unquoted Investment is determined in accordance with Section 6.9(a)(i)(B) as at the Valuation Testing Date.

(F) Actions Upon a Borrowing Base Deficiency. If, based upon such quarterly internal review, Borrower determines that a Borrowing Base Deficiency exists, then Borrower shall, promptly and in any event within two Business Days, deliver a Borrowing Base Certificate reflecting the new amount of the Borrowing Base and shall take the actions, and make prepayments to the extent required by Section 2.2(c)(ii).

(G) Failure to Determine Values. If Borrower shall fail to determine the value of any Eligible Portfolio Investment as at any date pursuant to the requirements (but subject to the exclusions) of the foregoing sub-clauses (A), (B), (C), (D) or (E), then the “Value” of such Eligible Portfolio Investment as at such date shall be deemed to be zero (until such Value is determined).

(ii) Supplemental Testing of Values; Valuation Dispute Resolutions. Notwithstanding the foregoing, Bank shall have the right, solely for purposes of the Borrowing Base, to request in its reasonable discretion and no more than two (2) times per calendar year, any unquoted Portfolio Investment included in the Borrowing Base with a value assigned by Borrower (other than IVP Tested Assets as of the most recent IVP Testing Date) to be independently valued by an Independent Valuation Provider for purposes of the Borrowing Base. Subject to Section 6.9(a)(iii)(C) below, the costs of any such valuation shall be at the expense of Borrower. If (x) the value of any Borrower Tested Asset is less than the value determined by the Independent Valuation Provider pursuant to this clause, then the value determined pursuant to Section 6.9(a)(i) shall continue to be used as the “Value” for purposes of this Agreement and (y) if the value of any Borrower Tested Asset determined pursuant to Section 6.9(a)(i) is greater than the value determined by the Independent Valuation Provider and the difference between such values is (1) less than or equal to 5% of the value determined pursuant to Section 6.9(a)(i), then the value determined pursuant to Section 6.9(a)(i) shall become the “Value” of such Portfolio Investment, (2) greater than 5% and less than or equal to 20% of the value determined pursuant to Section 6.9(a)(i), then the “Value” of such Portfolio Investment shall become the average of the value determined pursuant to Section 6.9(a)(i) and the value determined by the Independent Valuation Provider, and (3) greater than 20% of the value determined pursuant to Section 6.9(a)(i), then Borrower and Bank shall retain an additional third-party appraiser and, upon the completion of such appraisal, the “Value” of such Portfolio Investment shall become the average of the three valuations (with the average of the value of the Independent Valuation Provider and value determined pursuant to Section 6.9(a)(i) to be used until the third value is obtained).

(iii) Generally Applicable Valuation Provisions.

(A) The Value of any Portfolio Investment for which the Independent Valuation Provider’s value is used shall be the midpoint of the range (if any) determined by the Independent Valuation Provider. The Independent Valuation Provider shall apply a recognized valuation methodology that is commonly accepted in Borrower’s industry for valuing Portfolio Investments of the type being valued and held by the Obligors. Other procedures relating to the valuation will be reasonably agreed upon by Bank and Borrower.

(B) All valuations shall be on a settlement-date basis. For the avoidance of doubt, the value of any Portfolio Investments determined in accordance with any provision of this Section 6.9 shall be the Value of such Portfolio Investment for purposes of this Agreement until a new Value for such Portfolio Investment is subsequently determined in good faith in accordance with this Section 6.9.

(C) The reasonable and documented out-of-pocket costs of any valuation reasonably incurred by Bank under this Section 6.9 shall be at the expense of Borrower.

(D) The foregoing valuation procedures shall only be required to be used for purposes of calculating the Borrowing Base and related concepts and shall not be required to be utilized by Borrower for any other purpose, including, without limitation, the delivery of financial statements or valuations required under ASC820 or the Investment Company Act.

(E) The Independent Valuation Provider shall be instructed to conduct its tests in a manner not disruptive to the business of Borrower in any material respect. Bank shall notify Borrower of its receipt of the written final results of any such test within ten (10) Business Days after its receipt thereof and shall provide a copy of such results and the related report to Borrower within ten (10) Business Days after Borrower’s request.

(b) Investment Company Diversification Requirements. Borrower (together with its subsidiaries to the extent required by the Investment Company Act) will at all times comply in all material respects with the portfolio diversification and similar requirements set forth in the Investment Company Act applicable to business development companies.

7. NEGATIVE COVENANTS.

Borrower will not do any of the following:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”) all or any part of its assets or other property, other than Transfers of securities, assets, cash and Equipment in the ordinary course of Borrower’s business; provided that Borrower will not Transfer any Borrowing Base Portfolio Investment if (a) a Borrowing Base Deficiency would result therefrom as demonstrated in a Borrowing Base Certificate delivered on or prior to the proposed Transfer date or (b) Borrower is not in compliance with the covenants set forth in Section 6.7 on a pro forma basis; provided, further, that Borrower may Transfer all or any part of its assets or other property with the consent of Bank; provided further that Borrower will not Transfer any assets or other property to any subsidiary of Borrower if an Event of Default has occurred and is continuing or a Borrowing Base Deficiency has occurred and is continuing without the consent of Bank.

7.2 Change in Business; Change in Control or Executive Office. Engage in any business other than the business purposes permitted by Borrower’s Charter Documents and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business materially in the manner permitted by Borrower as of the Closing Date; or without Bank’s prior written consent, suffer or permit a Change in Control; or without twenty (20) days prior written notification to Bank, relocate its chief executive office or state of formation; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3 Mergers or Acquisitions. Merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of another Person, other than Permitted Investments.

7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

7.5 Encumbrances. Except to the extent permitted in Section 7.1, create, incur, assume or suffer to exist any Lien with respect to the Collateral other than Permitted Liens; or assign or otherwise convey any right to receive income other than Permitted Liens; or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of the Collateral.

7.6 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments; provided that if an Event of Default has occurred and is continuing or a Borrowing Base Deficiency has occurred and is continuing, Borrower shall not make any cash Investment in any subsidiary.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business (including entering into any investment advisory agreements or administration agreements with such Affiliates), upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8 Subordinated Debt. Make any payment in respect of any Subordinated Debt in contravention of the terms of the subordination provisions applicable to such Subordinated Debt, whether such subordination provisions are contained in the promissory note or other agreement, document or instrument evidencing such Subordinated Debt or in a separate subordination agreement between Bank and the holder of such Subordinated Debt, or amend any subordination provision contained in any documentation relating to any Subordinated Debt which amendment purports to increase the priority of such instrument, change the payment schedule under such instrument or otherwise contradict any provision of a subordination agreement between Bank and the holder of such Subordinated Debt, without Bank’s prior written consent.

7.9 Collateral. Deliver, pledge, or assign or otherwise convey any right to, the Collateral to any Person other than Bank.

7.10 Compliance. Be required to register as an “investment company” under the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to comply in any material respect with, or violate any, material law or regulation applicable to Borrower that could reasonably be expected to result in a Material Adverse Effect.

7.11 Distributions. So long as no Event of Default has occurred and is continuing or would result therefrom or a Borrowing Base Deficiency has occurred and is continuing or would result therefrom, make or declare, directly or indirectly, any Restricted Payment; provided that Borrower shall be permitted to make or declare a Restricted Payment to the extent necessary to maintain its status as a Business Development Company under the Investment Company Act.

7.12 Use of Proceeds. Use the proceeds of the Advances for any purpose other than the acquisition and funding (either directly or indirectly as permitted hereunder) of leveraged loans, high-yield securities and other Investments or the payment of the Obligations.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default under this Agreement:

8.1 Payment Default. If a Borrower fails to (a) make any payment of principal on its due date, (b) make any payment of interest on any Credit Extension within five (5) Business Days after such interest is due and payable (which five (5) Business Day cure period shall not apply to payments due on the Revolving Maturity Date) or (c) pay any other Obligations within twelve (12) days after such Obligations are due and payable (which twelve (12) day cure period shall not apply to payments due on the Revolving Maturity Date). During any cure period, the failure to make or pay any payment specified under clause (b) or (c) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default. If Borrower (i) fails to perform any obligation under Article 6, (ii) violates any of the covenants contained in Article 7 of this Agreement, or (iii) fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, and as to any default under such other term, provision, condition, covenant or agreement in this clause (iii) that can be cured, has failed to cure such default within ten (10) Business Days after Borrower receives notice thereof or any Responsible Officer of Borrower has knowledge thereof;

8.3 Existence. If Borrower is dissolved or Borrower’s existence is otherwise terminated or any action is taken to effect such termination or Borrower’s dissolution, or if Borrower fails to comply with any term of its Charter Documents beyond any applicable time for cure, that would have a Material Adverse Effect;

8.4 Attachment. If any portion of assets directly owned by Borrower with a value in excess of Five Million Dollars ($5,000,000) (other than, for the avoidance of doubt, assets held at special purpose vehicles with respect to which Borrower holds equity investments) is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or that Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of assets directly owned by Borrower (other than, for the avoidance of doubt, assets held at special purpose vehicles with respect to which Borrower holds equity investments or Permitted Liens), or if a notice of lien, levy, or assessment is filed of record with respect to a material portion of assets directly owned by Borrower (other than, for the avoidance of doubt, assets held at special purpose vehicles with respect to which Borrower holds equity investments or Permitted Liens) by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and, in each case, the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period) or such occurrence would not reasonably be expected to have a Material Adverse Effect;

8.5 Insolvency or Bankruptcy. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6 Other Agreements. If there is a default or other failure to perform beyond any applicable cure period in any material agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness owed by Borrower thereunder in an amount in excess of Five Million Dollars ($5,000,000);

8.7 Judgments. If a final, non-appealable judgment or judgments rendered by a court of competent jurisdiction for the payment of money in an amount, individually or in the aggregate, of at least Five Million Dollars ($5,000,000) not covered by independent third party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of sixty (60) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document, taken together with all such statements and certificates given to Bank and in light of the circumstances under which such statements and certificates were provided (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results) and such material misrepresentation or material misstatement (except to the extent such representation or misstatement could reasonably be expected to have a Material Adverse Effect) has not been cured by Borrower within five (5) Business Days of Borrower obtaining actual knowledge of such material misrepresentation or material misstatement.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, with notice of its election to Borrower (provided that no such notice shall be required upon the occurrence and during the continuance of an Event of Default under Section 8.5), and without demand on Borrower, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral and/or any documents relating to the Collateral, and to make such documents and/or the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e) Enforce all of the rights of Borrower to receive the proceeds of the Collateral and apply the proceeds thereof to the Obligations;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a limited license or other right, solely pursuant to the provisions of this Section, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g) Subject to clause (i) below, dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate; provided that, prior to conducting a sale pursuant to this clause (g), Bank shall give written notice to Borrower three (3) Business Days prior to the expected date of such sale;

(h) Other than a purchase by Borrower, Bank may bid and purchase the Collateral at any public sale of the Collateral upon terms no less favorable than that of the highest bid received; and

(i) Notwithstanding any other provision of this Section 9.1, in connection with the sale of the Collateral by Bank pursuant to Section 9.1(g), Borrower will have the right to purchase all of the Collateral by paying to Bank in cash in immediately available funds, an amount equal to the amount necessary to pay the Obligations (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted) in full on the date of such purchase. If Borrower fails to exercise this purchase right prior to the day that is one Business Day prior to the expected date of such sale pursuant to this Section 9.1, then Borrower will forfeit such right.

9.2 Right of Setoff; Deposit Accounts. Upon and after the occurrence of an Event of Default, Bank is hereby authorized by Borrower, at any time and from time to time, to set off against, and to appropriate and apply to the payment of, the Obligations of Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Bank to Borrower (whether payable in U.S. Dollars or any other currency, whether matured or unmatured, and, in the case of deposits of Borrower, whether general or special, time or demand and however evidenced).

9.3 Remedies Cumulative. Bank’s rights and remedies under this Agreement, and the Loan Documents shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in writing by Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by email to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	OAKTREE STRATEGIC INCOME II, INC. c/o Oaktree Capital Management, L.P. 333 South Grand Ave., 28th Floor Los Angeles, CA 90071 Attn: Mary Gallegly Email: mgallegly@oaktreecapital.com

If to Bank:	CITY NATIONAL BANK 555 South Flower Street, 21st Floor Los Angeles, California 90071 Attention: Brandon Feitelson Telephone: (213) 673-9016 Facsimile: (213) 673-9801 E-mail: Brandon.Feitelson@cnb.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or five (5) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS.

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank may not assign, transfer, negotiate or grant participation in all or any part of Bank’s interest, rights, obligations or benefits hereunder, without Borrower’s prior written consent (unless an Event of Default has occurred and is continuing, in which case, the consent of Borrower is not required), which shall not be unreasonably withheld. Notwithstanding the foregoing, Bank shall have the right without the consent of, but with notice to, Borrower to sell, transfer, negotiate or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder to any of Bank’s Affiliates; provided that such sale, transfer or participation shall not be effective until written notice has been provided to Borrower. Borrower shall maintain a register of the name and address of any Persons to which Bank assigned or participated its obligations, rights and benefits hereunder and the principal amounts (and stated interest) of each such Person’s interest in the Advances or other obligations, rights and benefits under the Loan Documents, and shall treat such Persons as the beneficial owners of such obligations, rights and benefits for all U.S. federal tax purposes. The entries in such register shall be conclusive absent manifest error. Such Persons shall not be entitled to receive any greater payment under Section 2.6, with respect to any participation, than Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after such Person acquired the applicable participation.

12.2 Indemnification. Irrespective of whether the transactions contemplated hereby are consummated, Borrower agrees to indemnify, exonerate, defend, pay, and hold harmless Bank, its affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Indemnitees” and individually as “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, the reasonable and documented out-of-pocket fees and expenses of outside counsel for such Indemnitees in connection with any investigation, administrative, or judicial proceeding, whether such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the Revolving Line, the use or intended use of the proceeds of the Advances, or the consummation of the transactions contemplated by this Agreement, including any matter relating to or arising out of the filing or recordation of any of the Loan Documents which filing or recordation is done based upon information supplied by Borrower to Bank and its counsel (the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the bad faith, gross negligence or willful misconduct of any such Indemnitee. Each Indemnitee will promptly notify Borrower of each event of which it has knowledge which may give rise to a claim under the indemnification provisions of this Section 12.2. If any investigative, judicial, or administrative proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 12.2 Borrower will resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee will use its reasonable efforts to cooperate in the defense of any such action, writ, or proceeding. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. The obligations of Borrower under this Section 12.2 shall survive the termination of this Agreement and the discharge of Borrower’s other obligations hereunder. This Section 12.2 shall not apply with respect to taxes, other than taxes that represent losses, claims, penalties or damages arising from any non-tax claim. Borrower shall not be liable to any Indemnitee for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages (other than in respect of any such damages incurred or paid by an Indemnitee to a third party)) arising out of, in connection with, or as a result of the transactions contemplated hereby asserted by an Indemnitee against Borrower; provided that the foregoing limitation shall not be deemed to impair or affect the obligations of Borrower under the preceding provisions of this section.

12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5 Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower.

12.8 Prepayment of Advances; Termination of Security; Release of Guarantees. Borrower may terminate this Agreement at any time in its sole discretion upon at least three (3) Business Days’ prior notice to Bank, provided that, prior to such time, all Advances have been repaid and any and all other charges and costs to be paid hereunder have been paid in full as due to the date of termination and Borrower has complied with all other obligations hereunder to the date of termination, in each case as determined by Bank in its reasonable discretion. Upon such termination, Bank shall release any security that it may have to the Collateral and shall terminate any guarantees hereunder, and the parties shall execute such other documents as may reasonably be required to fully terminate this Agreement and the parties’ rights and obligations hereunder following such termination.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

OAKTREE STRATEGIC INCOME II, INC.

By:

Name:

Title:

CITY NATIONAL BANK, as Bank

By:

Name:

Title:

[Signature Page to Loan and Security Agreement]

EXHIBIT A

CLOSING DATE PORTFOLIO INVESTMENTS

Obligor Name	Obligor Loan # (if applicable)	Original Principal Amount	Outstanding Principal Amount	Commitment Amount	Maturity Date	Lien Type	Facility Type[1]

Exhibit A

[1]	RLC, DDTL, Bond, etc.

EXHIBIT B

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME BUSINESS-DAY PROCESSING IS 2:00 P.M)

To: [●]	Date: _________________
Copy: [●]
FAX #:

FROM

Borrower’s Name: Oaktree Strategic Income II, Inc.

Authorized Signer’s Name: Authorized Signature:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) as of the date of the telephone request for and advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects (or all respects to the extent already qualified by materiality) as of such date.

DRAWDOWN	PAYDOWN

TO LOAN#: __________

AMOUNT:	PRINCIPAL AMOUNT:
WIRE INSTRUCTIONS:	INTEREST AMOUNT:

WIRE INSTRUCTIONS:

Exhibit B

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE) YES NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name

*Beneficiary Account Number

*Beneficiary Address

Amount	[SAME AS AMOUNT OF DRAWDOWN ABOVE]

*Routing Number (ABA/SWIFT/IBAN)

*Receiving Institution Name

*Receiving Institution Address

Other Instructions

Exhibit B

EXHIBIT C

BORROWING BASE CERTIFICATE

[            ], 20[__]

This certificate is delivered pursuant to that certain Loan and Security Agreement, dated as of June 9, 2020 (as amended, modified, supplemented or restated from time to time, the “Loan and Security Agreement”), by and between Oaktree Strategic Income II, Inc., a Delaware corporation (the “Borrower”) and City National Bank (the “Bank”). Capitalized terms used but not defined herein shall have the meanings provided in the Loan and Security Agreement.

As of the date hereof, the undersigned Responsible Officer certifies that (i) all of the information set forth in Schedule A attached hereto is true, correct and complete as of the date set forth therein and that all calculations therein have been made in accordance with the terms and definitions set forth in the Loan and Security Agreement, (ii) all of the Borrowing Base Portfolio Investments continue to comply with the applicable requirements set forth in “Eligible Portfolio Investments” in the Loan and Security Agreement, (iii) each of the representations and warranties contained in Section 5 of the Loan and Security Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) on and as of the date hereof and (iv) no Default or Event of Default has occurred and is continuing under the Loan and Security Agreement.

[Remainder of Page Intentionally Left Blank]

Exhibit C

Schedule A to Borrowing Base Certificate

Borrowing Base Calculation

[On file with Bank]2

Exhibit C

[2]	Borrower to provide Borrowing Base calculation.

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	CITY NATIONAL BANK

FROM:	OAKTREE STRATEGIC INCOME II, INC.

The undersigned authorized officer of OAKTREE STRATEGIC INCOME II, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants except as noted below and on Schedule A attached hereto, (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality) as of the date hereof and (iii) all Borrowing Base Portfolio Investments continue to comply with the applicable requirements set forth in “Eligible Portfolio Investments” in the Agreement. Schedule A attached hereto sets forth the calculations of Borrower’s financial covenants reported herein. The Officer further certifies that these are prepared in accordance with the internal accounting and valuation policies in effect as of the Closing Date except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.
Borrower’s Financial Covenants (tested quarterly)	Required	Actual		Complies
Minimum Net Assets as demonstrated by the calculations set forth on Schedule A	$125,000,000	$	____________	Yes	No
Minimum Bank Asset Coverage as demonstrated by the calculations set forth on Schedule A	225%	$	____________	Yes	No
Minimum Asset Coverage as demonstrated by the calculations set forth on Schedule A	150%			Yes	No

BANK USE ONLY

Comments Regarding Exceptions: See Attached.

Sincerely,	Received by: AUTHORIZED SIGNER
Date:
SIGNATURE	Verified: AUTHORIZED SIGNER

TITLE	Date:

DATE	Compliance Status Yes No

Exhibit D

Schedule A to Compliance Certificate

Financial Covenant Calculations

[See Attached]3

Exhibit D

[3]	Borrower to provide covenant calculations.

Schedule 1

SCHEDULE 1 - FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [ ]

LOAN AGREEMENT SUPPLEMENT No. [ ], dated                 , 20        (“Loan Supplement”), to the Loan and Security Agreement dated as of June 9, 2020 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”) by and between the undersigned OAKTREE STRATEGIC INCOME II, INC. (“Borrower”) and CITY NATIONAL BANK (“Bank”). Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the Secured Obligations, Borrower grants Bank, a first priority security interest in each Portfolio Investment described in Annex A hereto, which Portfolio Investment shall automatically be deemed to be additional Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Portfolio Investment Schedule) is attached hereto. The proceeds of the Loans should be transferred to Borrower’s account as set forth in the Loan Advance/Paydown Request Form delivered to Bank concurrently herewith.

In addition to identifying the additional Collateral listed on Annex A as contemplated above, Borrower confirms that there has not been any Transfer of any Borrowing Base Portfolio Investment that has not been disclosed to Bank prior to the date hereof except any Transfer that is listed on Annex B attached hereto.

Borrower hereby certifies that (a) as of the date hereof, the foregoing information is true and correct in all material respects and authorizes Bank to endorse in its respective books and records, the interest rate applicable on the funding date (the “Funding Date”) of the Advance contemplated in connection with this Supplement and the Loan Advance/Paydown Request Form delivered to Bank concurrently herewith and the principal amount set forth below; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Advance Funding Date:                     , 20

Advance Amount: $

This Supplement is delivered as of this day and year first above written.

1

CITY NATIONAL BANK	OAKTREE STRATEGIC INCOME II, INC.

By:	By:

Name:	Name:
Title:	Title:

Annex A — Description of Portfolio Investments

2

Annex A to Supplement

Upon the funding of the Advance referenced in the Loan Supplement, this schedule and the Portfolio Investments described below automatically shall be deemed to be a part of the Collateral.

Obligor Name	Obligor Loan # (if applicable)	Original Principal Amount	Outstanding Principal Amount	Commitment Amount	Maturity Date	Lien Type	Facility Type[4]

and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

[4]	RLC, DDTL, Bond, etc.

3

Annex B to Supplement

As of the funding date referenced in the Loan Supplement, the following Borrowing Base Portfolio Investments shall be excluded from the Collateral and the Borrowing Base as a result of a Transfer permitted by the Loan Agreement that was consummated prior to such funding date.

Obligor Name	Obligor Loan # (if applicable)	Original Principal Amount	Outstanding Principal Amount	Commitment Amount	Maturity Date	Lien Type	Facility Type[5]

[5]	RLC, DDTL, Bond, etc.

4